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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           Commission File No. 0-4123

         Date of Report (Date of earliest event reported) June 11, 2001
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                            MOYCO TECHNOLOGIES, INC.
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               (Exact name of Registrant as specified in charter)


       Pennsylvania                     0-04123                 23-1697233
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(State or other jurisdiction          (Commission              (IRS Employer
   of incorporation)                  File Number)          Identification No.)


   200 Commerce Drive, Montgomeryville, PA                        18936
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   (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code  (215) 855-4300
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Item 2. Acquisition or Disposition of Assets.

         On May 25, 2001 Moyco Technologies, Inc. ("Moyco" or the "Company") consummated the sale of its dental supply businesss to Miltex Instrument Company, Inc., a New York corporation ("Miltex" or the "Purchaser"). As a result of the transaction, Moyco sold all of its assets relating to its business of manufacturing, marketing and distributing dental supplies, including all such assets owned by its subsidiaries, Sweet Pea Technologies, Inc. and Thompson Dental Mfg., Inc. Moyco previously reported the execution of the Asset Purchase Agreement with Miltex on its Form 8-K, filed on January 22, 2001.

         The aggregate consideration for the assets of the dental supplies business segment consisted of $16,946,563 in cash, of which $1,000,000 is currently being held in escrow. The purchase price is subject to certain net working capital adjustments, the calculation of which was fully described in Moyco's Report on Form 8-K dated January 22, 2001.

         In addition, Miltex will also assume certain liabilities of the dental supply business of Moyco, including: (i) tax liabilities for periods after the closing of the transaction; (ii) all trade accounts payable and accrued expenses of Moyco and its Subsidiaries incurred in the ordinary course of operating the business; (iii) liabilities arising from or in connection with equipment leases; and (iv) liabilities after the closing date arising from or incurred in connection with contracts and agreements relating to the assets purchased under the Agreement or the operation of the dental products business.

         As of the date of the closing, Miltex entered into a consulting agreement with Marvin E. Sternberg, Chairman of the Board, President and Chief Executive Officer of Moyco. Under the Consulting Agreement, Mr. Sternberg will provide consulting services to Miltex in connection with the transition of the dental supplies business segment from Moyco to Miltex, Miltex's operation of the dental supplies business segment, and in connection with Miltex's development and commercial exploitation of the NuTi alloy formulation for rotary endodontic file products. Under the consulting agreement, Mr. Sternberg will be compensated at the rate of $400,000 per year over the five-year term of his consulting engagement and may also earn additional compensation if and to the extent that Miltex's profitability is increased by the sale of NuTi formulation endodontic instruments.

         However, under the Consulting Agreement, if Moyco becomes obligated to pay any damages to Miltex in respect of any claims made under the indemnification provisions of the Asset Purchase Agreement, then Miltex may, in its discretion, reduce the amount of the remaining consulting fee payments to Mr. Sternberg by the amount of such damages, subject to certain limitations. At the closing, Mr. Sternberg and Moyco entered into an Indemnity Agreement, under which Moyco agreed to indemnify and hold harmless Mr. Sternberg from any loss that Mr. Sternberg may suffer if Miltex exercises such set-off rights against Mr. Sternberg's consulting payments.

         At a Special Meeting of Shareholders of Moyco held on May 25, 2001, the transaction was approved by holders of approximately 80 percent of Moyco's common stock, representing 99 percent of the shares voted at the Special Meeting.


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         On May 31, 2001, Moyco paid a pro rata partial liquidating dividend to its shareholders out of the net proceeds of the sale in the amount of $1.45 per share or an aggregate of $7,308,900. Proceeds from the transaction will also be applied toward debt reduction and payment of the transaction costs.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
(b) Pro Forma Financial Statements

         The Company has annexed hereto as exhibit 99.1, the following unaudited pro forma condensed consolidated financial statements giving effect to the following events:

         I Disposition of the dental supplies business segment in accordance with the Asset Purchase Agreement dated January 10, 2001 between Moyco and Miltex Instrument Company, Inc.

         II Payment to shareholders of record of a liquidating dividend in the amount of $1.45 per share

         III Payment of certain debt obligations from the proceeds of the sale of the dental supplies business segment.

         The pro forma consolidated balance sheet gives effect to the transactions as if they had occurred on March 31, 2001. The pro forma consolidated statements of operations for the twelve months ended June 30, 2000 and for the nine months ended March 31, 2001 were prepared as if the transactions had occurred on July 1, 1999.

         On March 21, 2001, Moyco filed a Form 8-k to reflect the results of operations of the dental supplies business segment as a discontinued operation in accordance with Accounting Principles Board Opinion No. 30 in Moyco's historical financial statements for each of the three years in the period ended June 30, 2000, which had previously been filed in Moyco's Form 10-K for the year ended June 30, 2000. In addition, Moyco included an amended Management's Discussion and Analysis of Financial Condition for the corresponding periods. The pro forma consolidated financial information is presented for illustrative purposes only, and is not necessarily indicative of the operating results or financial position that would have occurred if all of the events as described above had occurred on the first day of the respective periods presented, nor is it necessarily indicative of our future operating results or financial position.

(c) Exhibits. The exhibits designated with an asterisk (*) are filed herewith. All other exhibits have been previously filed with the Commission and, pursuant to 17 C.F.R. Secs. 20l.24 and 240.12b-32, are incorporated by reference to the document referenced in brackets following the descriptions of such exhibits.

2.1 Asset Purchase Agreement dated as of January 10, 2001 by and between Moyco Technologies, Inc., Thompson Dental Mfg., Inc., Sweet Pea Technologies, Inc., and Miltex Instruments Company, Inc. (Filed as Annex A to Proxy Statement to Shareholders of Moyco Technologies, Inc., dated April 27, 2001).


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2.2 Amendment No.1 to Asset Purchase Agreement dated as of March 28, 2001 by and between Moyco Technologies, Inc., Thompson Dental Mfg., Inc., Sweet Pea Technologies, Inc., and Miltex Instruments Company, Inc. (Filed as Annex B to Proxy Statement to Shareholders of Moyco Technologies, Inc., dated April 27,
2001).

10.1 Form of Consulting Agreement by and between Marvin E. Sternberg and Miltex Instruments Company, Inc. (Filed as Annex C to Proxy Statement to Shareholders of Moyco Technologies, Inc., dated April 27, 2001).

10.2 Voting Agreement dated as of January 10, 2001 by and between Marvin E. Sternberg and Miltex Instruments Company, Inc. (Filed as Annex D to Proxy Statement to Shareholders of Moyco Technologies, Inc., dated April 27, 2001).

10.3 Form of Indemnification Agreement dated as of May 25, 2001 by and between Marvin E. Sternberg and Moyco Technologies, Inc. (Filed as Annex E to Proxy Statement to Shareholders of Moyco Technologies, Inc., dated April 27, 2001).

*99.1 Pro Forma Financial Statements of Moyco Technologies, Inc.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2001            Moyco Technologies, Inc.


                                By /s/ Marvin E. Sternberg
                                ---------------------------
                                Marvin E. Sternberg
                                Chairman of the Board, President and Chief
                                Executive Officer (Principal Executive Officer) and Director

                                By /s/ William G. Woodhead
                                ---------------------------
                                William G. Woodhead
                                Secretary/Treasurer, Principal Financial
                                Officer and Principal Accounting Officer and
                                Director